Translation into English	Exhibit 3.98

3.98 Global Crossing Panama Inc.

Certificate/Articles of Incorporation (one and the same)

Republic of Panama

Notarial Paper

[Stamp of the Republic of Panama]
8th Notary Office
[seal of the Republic of Panama]

Eighth Notary Office of the Panama City District

PUBLIC DEED NUMBER TWO THOUSAND NINE HUNDRED SIXTY

(2,960)

FORMALLY RECORDING the Certificate of Incorporation of the company known as MAGNUM ASSETS INC.

Panama City, April 3, 2000

In Panama City, capital of the Republic, seat of the Notarial District of the same name, on the third (3rd) day of the month of April of the year two thousand (2000), before me, BORIS SUCRE BENJAMIN, Notary Public Eight of the Panama City District, with personal identity card number Eight-Ninety-three-Eight hundred fifty-seven (8-93-857), there appeared in person the following: ELBA FERNANDEZ DE GARCIA, female, Panamanian of legal age, married, an accountant residing in this city, bearer of personal identity card number Two-Seventy-two-Nine hundred forty-one (2-72-941), and KATHIA MARTINEZ CHONG, female, Panamanian of legal age, married, an accountant residing in this city, bearer of personal identity card number Eight-Four hundred seventy-three-Seven hundred eighty-eight (8-873-788), known to me, and they did turn over to me for recording in this Public Deed, which I do indeed record, a document consisting of six (6) pages containing the Certificate of Incorporation of the firm known as MAGNUM ASSETS INC., which is transcribed in the copy of this Deed.

The Undersigned Notary Office attests that the Certificate of Incorporation recorded in this document has been authenticated by Attorney ERNESTO BENJAMIN ARIAS, practicing attorney and bearer of personal identity card number Eight-Three hundred sixty-Five hundred fifteen (8-360-515).

I informed the appearing parties that a copy of this Deed must be registered; and after same was read out to them in the presence of the attesting witnesses

IDAIMIS ALEIDA DE VALLARINO, personal identity card number Eight-One hundred sixty-four-Three hundred thirty-seven (8-164-337) and JACINTO HIDALGO FIGUEROA, personal identity card number Two-Sixty-four-Six hundred fifty-six (2-64-656), of legal age, residents of this City, known to me and qualified for this task, they did find it in order, gave their approval and signed it in witness thereof, along with the witnesses, before me, the certifying Notary.

THIS DEED BEARS THE NUMBER TWO THOUSAND NINE HUNDRED SIXTY.

(2,960)

(Sgd) ELBA FERNANDEZ DE GARCIA.	KATHIA MARTINEZ CHONG.

Idalmis Aleida de Vallarino. — Jacinto Hidalgo Figueroa. — BORIS SUCRE BENJAMIN, Notary Public Eight of the Panama City District.

CERTIFICATE OF INCORPORATION

MAGNUM ASSETS INC.

The undersigned, THAYS HERRERA DE SALAS and KATHIA MARTINEZ CHONG, of legal age and domiciled in Panama City, Republic of Panama, in order to organize a corporation pursuant to the provisions of the Panamanian Corporations Law hereby set forth, approve and constitute the following CERTIFICATE OF INCORPORATION:

ONE:	NAME AND LEGAL SYSTEM

The name of the company is: MAGNUM ASSETS INC. The company is organized pursuant to the existing laws of the Republic of Panama. The governing bodies of the company are: the Shareholders’ Meeting, the Board of Directors and the Officers.

TWO:	PURPOSES

a) To contribute, assemble, or subscribe the capital necessary to promote, establish or develop enterprises or businesses;

b) To subscribe or promote the subscription of, buy or own, hold or acquire by any other means and sell, trade, guarantee, assign, barter and transfer by any other means capital shares, credits, obligations, securities, certificates of participation, any other title or document of any company or legal entity, private, public or quasi-public and to exercise all rights, powers and privileges corresponding to same;

c) To enter into all types of contracts for its own account or for the account of others and in particular financial transactions or the administration of shares, credits, obligations, securities, certificates of participation and any other title or document or any company or legal person;

d) To lend or borrow money, with or without mortgage, pledge, real or personal guarantees; to open and maintain bank accounts of any type or form, in banks or financial institutions anywhere in the world;

e) To buy or sell, charter, navigate or operate ships and boats, as well as to enter into all types of maritime contracts;

f) To do whatsoever may be necessary to develop the purposes listed in the Certificate of Incorporation or in amendments thereto or whatsoever is necessary or appropriate for the protection and benefit of the company; and

g) To engage in any lawful business even if not similar to any of the purposes specified in the Certificate of Incorporation or its amendments.

specified in the Certificate of Incorporation or its amendments.

THREE:	CAPITAL OF THE COMPANY

The company may issue up to THREE HUNDRED (300) shares, all WITH NO PAR VALUE. It is declared that the capital of the company shall be at least equal to the total amount represented by the shares with par value, plus the value that the company receives for the issuance of the shares without par value and any sums which from time to time may be incorporated into the capital of the company pursuant to a resolution or to resolutions of the Board of Directors. The shares shall be BEARER shares, unless their respective holders want them issued in their names. The Shareholders’ Meeting may increase the capital, change the quantity and face value of the shares and modify the rights and other provisions relative to the capital or shares of the company. All the shares of the same category are equal among themselves, confer the same rights and are subject to the same obligations and restrictions. The Board of Directors shall authorize the issuance of shares of the company and arrange for their placement.

FOUR:	TERM AND DOMICILE

The company shall have an indefinite term, unless it is legally dissolved by its shareholders or in accordance with the Law. The company’s domicile shall be Panama City, Republic of Panama.

FIVE:	RESIDENT AGENT

The Resident Agent of the company in the Republic of Panama is the professional law firm of SUCRE, ARIAS, CASTRO & REYES, with domicile in Panama City, Republic of Panama, which expressly accepts this designation.

SIX:	MEETINGS

The Shareholders’ Meeting, the Board of Directors and the Officers of the company may meet anywhere in the world.

a) There shall be a quorum and the Shareholders’ Meeting shall be able to convene when at least a majority of the issued shares are represented at the meeting. — b) There shall be a quorum and the Board of Directors shall be able to convene when at least a majority of the sitting members are present or represented. – c) Both the shareholders and the directors may be represented at the Shareholders’ Meeting or on the Board of Directors by proxies, provided the latter are appointed in writing, with the formalities required by law, the Certificate of Incorporation, the Bylaws and the Board of Directors of the company.

SEVEN:	SHAREHOLDERS’ MEETING

The Shareholders’ Meeting is the maximum authority of the Company, but in no event can it deprive the shareholders of the rights they have acquired. In the Shareholders’ Meeting, each share is entitled to one (1) vote and decisions shall be adopted by the consent of at least a majority of the shares represented at the respective meeting. The SHAREHOLDERS’ MEETING shall be called by the Chairman or by any one of the directors or officers of the company, and the notice of meetings shall be given by a notice to be published in one of the leading circulation newspapers in Panama City not less than ten (10) days in advance of the date of the meeting or by other means provided by Law or by the Bylaws of the company.

EIGHT:	BOARD OF DIRECTORS

The powers of the company shall be exercised by the Board of Directors, absent a legal, convention or statutory provision to the contrary. The Board of Directors may confer general powers-of-attorney with the power to convey in any form all or part of the assets of the company, as well as to mortgage and pledge its assets, to guarantee its own obligations of those of third parties. The Bylaws shall fix the number of directors, but failing this, the Shareholders’ Meeting shall do so tacitly when it holds each election. However, in no event shall the number of directors be fewer than three (3). On the Board of Directors, each director or proxy is entitled to one (1) vote and decisions shall be adopted with the consent of not less than a majority of the directors present or represented. It is not necessary to be a shareholder to be a director. If no elections for directors are held on the date indicated for that purpose, the current directors shall continue in office until such time as their successors have been elected.

NINE:	OFFICERS

The Bylaws shall determine the posts or positions of officers of the company, but failing that, the Board of Directors shall do so tacitly when it conducts the election. However, the company shall at all times have a President, a Vice President, a Secretary and a Treasurer. One person may hold or fill two or more positions. The President of the Company is its legal representative and the Vice President shall substitute for him in his absence. It shall not be necessary to be a shareholder or director to be an officer of the company.

TEN:	OFFICES AND BOOKS

The company may establish agencies, branches and offices anywhere in the world. The company may also keep its books in any place specified by its legal organs, either within or outside the Republic of Panama.

ELEVEN:	INDEMNITY

No act, transaction or contract between this company and any other legal person shall be affected or invalidated by the fact that one or more shareholders, directors, officers or agents of this company is/are or may be interested parties, are or may be shareholders, directors, officers of another legal person. No act, transaction or contract of this company shall be affected or invalidated by the fact that one or more shareholders, directors, officers or agents of this company may be a party to or have an interest in said act, transaction or contract. Any shareholder, director, officer or agent is hereby relieved of any restriction or liability that he or she may have for acts, transactions or contracts concluded by this company to the benefit of said persons or any other legal person in which they have or may have an interest. Any person that is a party to any action, suit, proceeding or litigation, in or out of court, because he or she is a director, officer or agent of the company, shall be saved harmless by the company. An exception to the provisions of this clause are cases where fraud is involved.

TWELVE:	BYLAWS AND AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

The Board of Directors may approve and amend the Bylaws of the company. The company, through its Board of Directors, reserves the right to amend this Certificate of Incorporation in accordance with the provisions of the laws of the Republic of Panama. The rights and powers conferred and not acquired are subject to this reservation.

TRANSITORY PROVISIONS

ONE: Until such time as the number of directors is determined, there shall be THREE (3) directors. Until such time as the Shareholders’ Meeting elects other directors, the following shall hold office:

NAMES:

PLUTARCO COHEN

DAYRA MUNOZ DE MIGUELENA

ELSA FERNANDEZ DE GARCIA

All of them with the following address: Calle Cuaranta y ocho (48) Este, Bella Vista, Edificio SUCRE, Panamá, República de Panamá.

TWO: Until such time as the positions of officers are determined, the officers shall be as follows: President, Vice President, Secretary and Treasurer. Until such time as the Board of Directors elects other officers, the officers and positions shall be as follows:

NAME	POSITION
PLUTARCO COHEN	PRESIDENT
DAYRA MUÑOZ DE MIGUELENA	VICE PRESIDENT AND TREASURER
ELSA FERNANDEZ DE GARCIA	SECRETARY

THREE: The parties executing this Certificate of Incorporation, both domiciled in Panama City, Republic of Panama, hereby subscribe the following shares:

NAME	SHARES
ELBA FERNANDEZ DE GARCIA	ONE (1)
KATHIA MARTINEZ CHONG	ONE (1)

IN WITNESS WHEREOF, we sign and execute this CERTIFICATE OF INCORPORATION, in Panama City, Republic of Panama, on the third (3rd) day of the month of April of the year two thousand (2000).

(Sgd) ELBA FERNANDEZ DE GARCIA	KATHIA MARTINEZ CHONG
SUCRE, ARIAS, CASTRO & REYES

This is a true copy of the original, which I do hereby issue, seal and signed in Panama City on this third (3rd) day of the month of April of the year two thousand (2000).

[seal of the Republic of Panama]
[signature]
Atty. Boris Sucre B.
Notary Public Eight

Listed in the Public Register of Panama

Province: Panama	Date and Time: 2000/04/04 16:03:46:0
Volume: 2000	Entry: 36505
Presented by: PEDRO RODRIGUEZ	ID card: 8-261-549
Execution No.: 2008236203	Total Fees: 60.00
Entered by: MACL

[signature] Olivia L. de Nieto
[seal of the Republic of Panama]

LISTING OF THE FOREGOING DOCUMENT IN THE REPUBLIC REGISTER OF PANAMA CITY

Department:	(Commercial)	[seal of the Republic of Panama]
Fiche: 377666
Document: 94331
Fees: B./60.00
Panama City, April 5, 2000.

[signature]

Republic of Panama

Notarial Paper

[Stamp of the Republic of Panama
Tenth Notary Office]	[Coat of Arms]
[seal of the Republic of Panama]

Tenth Notary Office of the Panama City District

PUBLIC DEED NUMBER EIGHT THOUSAND FOUR HUNDRED THREE

(8,403)

BY WHICH the company known as MAGNUM ASSETS INC. is amending its Certificate of Incorporation.

Panama City, April 28, 2000

In Panama City, capital of the Republic, seat of the Notarial District of the same name, on the twenty-eighth (28th) day of the month of April of the year two thousand (2000), before me, NOEMI MORENO ALBA, Notary Public Ten of the Panama City District, with personal identity card number Seven-Thirty-seven-Seventy-eight (7-37-78), there appeared in person the following individuals known to me: ELBA FERNANDEZ DE GARCIA, female, Panamanian of legal age, married, an executive residing in this city, bearer of personal identity card number Two-Seventy-two-Nine hundred forty-one (2-72-941), and KATHIA MARTINEZ CHONG, female, Panamanian of legal age, married, an executive residing in this city, bearer of personal identity card number Eight-Four hundred seventy-three-Seven hundred eighty-eight (8-873-788), known to me, and they asked me to execute this public deed to attest as follows:

ONE: The appearing parties established the company MAGNUM ASSETS INC. pursuant to Public Deed two thousand nine hundred sixty (2,960) dated the third (3rd) day of the month of April of the year two thousand (2000), executed in the Eighth Notary Office of the Panama City District and recorded on Fiche three hundred seventy-seven thousand six hundred sixty-six (377666), Document ninety-four thousand three hundred thirty-one (94331) of the Commercial Section of the Public Register.

TWO: The appearing parties hereby declare that as of this date, MAGNUM ASSETS INC. has not issued any shares, that they are the only signers of this Certificate of Incorporation and also the only persons that to date have agreed to purchased shares in that company.

THREE: The appearing parties declare that by means of this instrument they are amending the Certificate of Incorporation of MAGNUM ASSETS INC. , that for that reason they hereby rescind the current text of Clause One of the Certification of Incorporation, replacing it by the following:

“ONE:	NAME AND LEGAL SYSTEM

The name of the company is: GLOBAL CROSSING PANAMA INC.

The company is established in accordance with the existing laws of the Republic of Panama. The governing bodies of the company are the Shareholders’ Meeting, the Board of Directors and the Officers”.

I notified the appearing parties that a copy of this deed must be recorded; and after this document was read out to them in the presence of the attesting witnesses, JORGE LUIS ESPINOSA ESPINOSA, personal identity number Eight-Two hundred sixty-Nine hundred ninety-five (8-260-995), and ROBERTO DELGADO HERRERA, personal identity card number Eight-Four hundred twenty-nine-Eight hundred twenty-five (8-429-825), of legal age, residents of this City, who are known to me and who are qualified for the purpose, they did find it in order, gave their approval and signed it in witness thereof along with the witnesses, before me, the certifying Notary.

THIS DEED BEARS NUMBER EIGHT THOUSAND FOUR HUNDRED THREE

(8,403)

(Sgd) ELBA FERNANDEZ DE GARCIA	KATHIA MARTINEZ CHONG
JORGE LUIS ESPINOSA ESPINOSA	ROBERO DELGADO HERRERA

NOEMI MORENO ALBA, Notary Public Ten of the Panama City District. This is a true copy of the original, which I am issuing, signing and sealing in Panama City, on this twenty-eighth (28th) day of the month of April of the year two thousand (2000).

[signature]NOEMI MORENO ALBA	[seal of the Republic of Panama]
Tenth Notary Public

Entered in the Public Register of Panama

Province: Panama	Date and Time: 2000/05/02 10:18:05:2
Volume; 2000	Entry: 46333
Submitted by: PEDRO RODRIGUEZ	ID card: 8-261-549
Payment no: 2008205314	Total Fees: 50.00
Entered by: LIRE

(Sgd) Olivia L. de Nieto
[seal of the Republic of Panama]
[signature]

LISTING OF THE FOREGOING DOCUMENT IN THE PUBLIC REGISTER OF PANAMA CITY

Department:	(Commercial)	[seal of the Republic of Panama]
Fiche: 377666
Document: 103557
Fees: B./ 50.00
Panama City, May 4, 2000.
[signature] [seal of the Republic of Panama]